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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 30, 1993 included (or incorporated by reference) in Briggs & Stratton Corporation Form 10-K for the year ended June 27, 1993 and to all reference to our firm included in this registration statement.


                                                           ARTHUR ANDERSEN & CO.


Milwaukee, Wisconsin,
June 28, 1994.